Exhibit 99.1

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc.
Reports Fourth Quarter Net Income of $2.2 Million or $0.21 per Diluted Share and
$14.9 Million or $1.43 per Diluted Share for the Year Ended December 31, 2018

Renton, Washington – January 24, 2019 - First Financial Northwest, Inc. (the "Company") (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the "Bank"), today reported net income for the quarter ended December 31, 2018, of $2.2 million, or $0.21 per diluted share, compared to net income of $2.8 million, or $0.27 per diluted share, for the quarter ended September 30, 2018, and $2.4 million, or $0.23 per diluted share, for the quarter ended December 31, 2017. For the year ended December 31, 2018, net income was $14.9 million, or $1.43 per diluted share, compared to $8.5 million, or $0.81 per diluted share, for the year ended December 31, 2017.

"I am very pleased with how we finished the year with significant lending momentum, particularly the strong growth in one-to-four family residential lending, and continued growth in our deposits across our network," stated Joseph W. Kiley III, President and Chief Executive Officer. "Our one-to-four residential team led our loan portfolio growth as net loans receivable increased $34.2 million during the year to exceed $1.0 billion at year end." Kiley continued, "We grew deposits across our network, increasing deposits by $22.8 million in the fourth quarter and $99.5 million during the year, as we ended the year with $939.0 million in total deposits, compared to $839.5 million at December 31, 2017." Kiley concluded, "I am also pleased to welcome Randy Riffle, Executive Vice President and Chief Credit Officer to lead our efforts to further modernize our credit culture by enhancing our overall customer experience thereby creating a competitive advantage for our sales teams, organically expand our business loan portfolio, including establishing an SBA lending platform in further support of our growth and loan and deposit portfolio diversification goals. Our focus on expanding our customer base and building deposits continues and our eleventh branch location is set to open at Kent Station in the first quarter of 2019."

Net loans receivable increased $34.2 million to $1.02 billion for the year ended December 31, 2018, from $988.7 million at December 31, 2017, and $27.3 million from $995.6 million at September 30, 2018. One-to-four family residential lending increased $63.3 million during the year to $342.0 million at December 31, 2018, more than offsetting the $57.8 million combined reduction in our multifamily real estate and construction/land development loan portfolios. The average balance of net loans receivable totaled $1.01 billion for the quarter ended December 31, 2018, compared to $993.3 million for the quarter ended September 30, 2018, and $963.1 million for the quarter ended December 31, 2017. For the year ended December 31, 2018, the average balance of net loans receivable was $995.8 million, compared to $878.4 million for the year ended December 31, 2017.

The Company recorded a $200,000 provision for loan losses for both the quarters ended December 31, 2018, and September 30, 2018, compared to a $1.2 million recapture of provision in the quarter ended December 31, 2017. The provision during the quarter ended December 31, 2018, was due to growth in net loans receivable and a change in loan mix, while the provision in the third quarter of 2018, was due primarily to growth in net loans receivable. The recapture of provision in the quarter ended December 31, 2017, was due primarily to $2.0 million in recoveries during the quarter, reduced by the provision for loan losses required to increase the Allowance for Loan and Lease Losses ("ALLL"), as a result of the growth in net loans receivable. For the year ended December 31, 2018, the recapture of provision for loan losses totaled $4.0 million, which included $4.5 million in recoveries, compared to a recapture of provision for loan losses of $400,000 recorded for the year ended December 31, 2017, which included $2.3 million in recoveries.

As previously reported, the Bank expanded its geographic footprint during the year with the opening of a new branch at The Junction in Bothell, King County, in the second quarter of 2018. The Bank plans to open its eleventh branch location at Kent Station, located about eight miles south of its Renton headquarters, in the first quarter of 2019.

The following tables present an analysis of our total deposits by branch office (unaudited):
	December 31, 2018
	Noninterest- bearing demand	Interest- bearing demand	Statement savings	Money market	Certificates of deposit, retail	Certificates of deposit, brokered	Total
	(Dollars in thousands)
King County
Renton	$29,355	$18,896	$20,694	$228,475	$318,705	$-	$616,125
Landing	2,453	495	256	17,853	10,480	-	31,537
Woodinville (1)	1,362	3,771	549	19,024	7,217	-	31,923
Bothell	198	97	100	2,636	3,066	-	6,097
Crossroads	2,530	3,199	83	24,383	11,474	-	41,669
Total King County	35,898	26,458	21,682	292,371	350,942	-	727,351

Snohomish County
Mill Creek	1,485	3,226	658	12,272	10,524	-	28,165
Edmonds	2,698	2,532	157	15,175	16,123	-	36,685
Clearview (1)	3,496	3,968	1,283	6,743	2,489	-	17,979
Lake Stevens (1)	1,415	1,702	428	3,926	3,644	-	11,115
Smokey Point (1)	1,116	2,193	591	8,560	7,452	-	19,912
Total Snohomish County	10,210	13,621	3,117	46,676	40,232	-	113,856

Total retail deposits	46,108	40,079	24,799	339,047	391,174	-	841,207
Brokered deposits	-	-	-	-	-	97,825	97,825
Total deposits	$46,108	$40,079	$24,799	$339,047	$391,174	$97,825	$939,032
(1) Balance of retail certificates of deposit for acquired branches are net of an aggregate fair value adjustment of $58,000.

	September 30, 2018
	Noninterest- bearing demand	Interest- bearing demand	Statement savings	Money market	Certificates of deposit, retail	Certificates of deposit, brokered	Total
			(Dollars in thousands)
King County:
Renton	$31,796	$19,998	$20,508	$213,882	$317,126	$-	$603,310
The Landing	2,458	772	58	17,796	8,944	-	30,028
Woodinville (1)	1,535	3,874	538	20,335	6,813	-	33,095
Bothell	48	103	8	2,435	1,684	-	4,278
Crossroads	1,249	4,797	84	21,846	9,339	-	37,315
Total King County	37,086	29,544	21,196	276,294	343,906	-	708,026

Snohomish County:
Mill Creek	1,437	2,952	571	11,287	8,779	-	25,026
Edmonds	4,416	2,033	45	16,452	11,007	-	33,953
Clearview (1)	4,187	3,058	1,037	7,101	2,272	-	17,655
Lake Stevens (1)	2,434	2,452	483	3,901	2,576	-	11,846
Smokey Point (1)	1,620	1,915	774	7,990	5,391	-	17,690
Total Snohomish County	14,094	12,410	2,910	46,731	30,025	-	106,170

Total retail deposits	51,180	41,954	24,106	323,025	373,931	-	814,196
Brokered deposits	-	-	-	-	-	102,083	102,083
Total deposits	$51,180	$41,954	$24,106	$323,025	$373,931	$102,083	$916,279
 (1) Balance of retail certificates of deposit for acquired branches are net of an aggregate fair value adjustment of $69,000.

Highlights for the quarter and the year ended December 31, 2018:
•
Net loans receivable increased to $1.02 billion at December 31, 2018, from $995.6 million at September 30, 2018, and $988.7 million at December 31, 2017. The Company's one-to-four residential loan portfolio increased to $342.0 million at December 31, 2018, compared to $327.9 million at September 30, 2018, and $278.7 million at December 31, 2017, representing a year over year growth of $63.3 million in one-to-four residential loans.

•	Total deposits increased to $939.0 million at December 31, 2018, from $916.3 million at September 30, 2018, and $839.5 million at December 31, 2017.
•	The Company increased the regular quarterly cash dividend to shareholders to $0.08 per share in the quarter ended June 30, 2018, from $0.07 per share previously.
•
During the year ended December 31, 2018, the Company repurchased 203,900 shares of its common stock at an average price of $15.43 per share under a stock repurchase plan authorized by the Board of Directors on October 24, 2018. The plan, which commenced on November 5, 2018, and will expire no later than May 3, 2019, authorizes the repurchase of up to 550,000 shares of the Company's common stock, or approximately 5.0% of its outstanding shares.

•	The Company's book value per share was $14.35 at December 31, 2018, compared to $14.17 at September 30, 2018, and $13.27 at December 31, 2017.
•
The Bank's Tier 1 leverage and total capital ratios at December 31, 2018, were 10.4% and 14.7%, respectively, compared to 10.4% and 14.8% at September 30, 2018, and 10.2% and 13.8% at December 31, 2017.

•	Based on management's evaluation of the adequacy of the ALLL, there was a $200,000 provision for loan losses during the quarter ended December 31, 2018.

The ALLL represented 1.29% of total loans receivable, net of undisbursed funds, at December 31, 2018, compared to 1.30% at September 30, 2018, and 1.28% at December 31, 2017. Nonperforming assets totaled $1.2 million at December 31, 2018, compared to $967,000 at September 30, 2018, and $662,000 at December 31, 2017. The increase in the Company's nonperforming assets since December 31, 2017, was primarily due to one $325,000 nonperforming commercial real estate loan in the quarter ended September 30, 2018, and one $272,000 nonperforming one-to-four family residential loan in the quarter ended December 31, 2018. The $325,000 nonperforming commercial real estate loan was paid in full in the first quarter of 2019.
The following table presents a breakdown of our nonperforming assets (unaudited):
	Dec 31,	Sep 30,	Dec 31,	Three Month	One Year
	2018	2018	2017	Change	Change
	(Dollars in thousands)
Nonperforming loans:
One-to-four family residential	$382	$113	$128	$269	$254
Commercial real estate	326	325	-	1	326
Consumer	44	46	51	(2)	(7)
Total nonperforming loans	752	484	179	268	573

Other real estate owned ("OREO")	483	483	483	-	-

Total nonperforming assets (1)	$1,235	$967	$662	$268	$573

Nonperforming assets as a
percent of total assets	0.10%	0.08%	0.05%
(1) The difference between nonperforming assets reported above, and the totals reported by other industry sources, is due to their inclusion of all Troubled Debt Restructured Loans ("TDRs") as nonperforming loans, although 100% of our TDRs were performing in accordance with their restructured terms at December 31, 2018.

OREO totaled $483,000 at December 31, 2018, September 30, 2018, and December 31, 2017. The Company continues to actively market its two remaining OREO properties in an effort to minimize holding costs.

In circumstances where a customer is experiencing significant financial difficulties, the Company may elect to restructure the loan so the customer can continue to make payments while minimizing the potential loss to the Company. Such restructures must be classified as TDRs.

The following table presents a breakdown of our TDRs (unaudited):
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Three Month Change	One Year Change
	(Dollars in thousands)
Performing TDRs:
One-to-four family residential	$6,941	$9,458	$13,434	$(2,517)	$(6,493)
Multifamily	–	1,116	1,134	(1,116)	(1,134)
Commercial real estate	2,415	2,601	3,194	(186)	(779)
Consumer	43	43	43	–	–
Total TDRs	$9,399	$13,218	$17,805	$(3,819)	$(8,406)

Net interest income for the quarter ended December 31, 2018, totaled $10.0 million, compared to $10.1 million for the quarter ended September 30, 2018, and $10.4 million for the quarter ended December 31, 2017. The decline in net interest income was due primarily to increases in the cost of interest bearing liabilities that outpaced the increases in income from interest earning assets. For the year ended December 31, 2018, net interest income totaled $41.2 million, compared to $37.6 million for the year ended December 31, 2017. The primary contributor to the increase in the year ended December 31, 2018, was higher average loan balances. In addition, the Company received $1.0 million in additional interest income in the quarter ended March 31, 2018, relating to interest payments on loans previously charged off.

Total interest income increased to $14.3 million during the quarter ended December 31, 2018, compared to $13.9 million in the quarter ended September 30, 2018, and $13.3 million in the quarter ended December 31, 2017. For the year ended December 31, 2018, total interest income increased to $55.9 million compared to $47.6 million in 2017. These increases were due primarily to the growth in the average balances of net loans receivable to $1.01 billion for the quarter ended December 31, 2018, compared to $993.3 million for the quarter ended September 30, 2018, and $963.1 million for the quarter ended December 31, 2017. For the year ended December 31, 2018, the average balance of net loans receivable was $995.8 million compared to $878.4 million for the prior year.

Total interest expense increased to $4.3 million for the quarter ended December 31, 2018, compared to $3.8 million for the quarter ended September 30, 2018, and $2.9 million for the quarter ended December 31, 2017. The higher level of interest expense in the quarter ended December 31, 2018, was due primarily to growth in total deposits along with increases in interest rates on deposits in a competitive, rising short term interest rate environment. Total deposits increased to $939.0 million at December 31, 2018, from $839.5 million at December 31, 2017. For the year ended December 31, 2018, interest expense totaled $14.7 million, compared to $10.0 million for the year ended December 31, 2017. This increase was primarily due to growth in deposit balances along with increasing short term interest rates. The Federal Reserve's Open Market Committee continued increasing their Fed Funds target rates throughout the year, impacting the rates paid on the Company's interest bearing liabilities. Total cost of deposits increased to 1.53% for the quarter ended December 31, 2018, from 1.31% for the quarter ended September 30, 2018, and 1.02% for the quarter ended December 31, 2017. For the year ended December 31, 2018, the total cost of deposits was 1.28% compared to 0.99% for the year ended December 31, 2017.  Advances from the FHLB totaled $146.5 million at December 31, 2018, compared to $149.0 million at September 30, 2018, and $216.0 million at December 31, 2017, as the Company's deposit gathering success allowed for a reduction in FHLB advances. The average cost of FHLB advances was 2.12% for the quarter ended December 31, 2018, compared to 2.05% for the quarter ended September 30, 2018, and 1.46% for the quarter ended December 31, 2017. For the year ended December 31, 2018, the average cost of FHLB advances was 1.92%, compared to 1.30% for the prior year. The balance of brokered certificates of deposits was $97.8 million at December 31, 2018, compared to $102.1 million at September 30, 2018, and $75.5 million at December 31, 2017.

The following table presents a breakdown of our total deposits (unaudited):
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Three Month Change	One Year Change
Deposits:	(Dollars in thousands)
Noninterest-bearing	$46,108	$51,180	$45,434	$(5,072)	$674
Interest-bearing demand	40,079	41,954	38,224	(1,875)	1,855
Statement savings	24,799	24,106	28,456	693	(3,657)
Money market	339,047	323,025	318,636	16,022	20,411
Certificates of deposit, retail (1)	391,174	373,931	333,264	17,243	57,910
Certificates of deposit, brokered	97,825	102,083	75,488	(4,258)	22,337
Total deposits	$939,032	$916,279	$839,502	$22,753	$99,530
(1) Balance of retail certificates of deposit for acquired branches are net of an aggregate fair value adjustment of $58,000 at December 31, 2018, $69,000 at September 30, 2018, and $107,000 at December 31, 2017.

The Company's net interest margin was 3.41% for the quarter ended December 31, 2018, compared to 3.46% for the quarter ended September 30, 2018, and 3.65% for the quarter ended December 31, 2017. The compression in net interest margin during these periods was due to interest rates paid on interest bearing liabilities increasing more rapidly than yields earned on interest earning assets. Net interest margin for the year ended December 31, 2018, was 3.56%, compared to 3.60% for the year ended December 31, 2017.

Noninterest income for the quarter ended December 31, 2018, totaled $728,000, compared to $841,000 in the quarter ended September 30, 2018, and $211,000 in the quarter ended December 31, 2017. The decline from the prior quarter was due primarily to a reduction in the amount of Bank Owned Life Insurance ("BOLI") income recorded. For the year ended December 31, 2018, noninterest income increased to $2.9 million, from $2.2 million in 2017, due primarily to a net loss of $567,000 on the sale of investments recorded in 2017. After the U.S. Tax Cuts and Jobs Act of 2017 (the "Tax Act") was signed into law in December 2017, the Company elected to restructure a portion of its investment portfolio and sold approximately $37 million in fixed rate securities and reinvested the proceeds, primarily into adjustable rate securities.

Noninterest expense for the quarter ended December 31, 2018, increased to $7.7 million from $7.2 million in the quarter ended September 30, 2018, and $7.1 million in the quarter ended December 31, 2017. Salaries and employee benefits increased $245,000 from the prior quarter due primarily to an increase in the number of work days in the fourth quarter. Other general and administrative expenses increased $206,000, as the Company incurred a $225,000 wire related fraud loss in the fourth quarter. The Company has filed an insurance claim for the loss and expects to receive payment on the claim in the first quarter of 2019, subject to a $100,000 deductible. Noninterest expense increased to $29.5 million for the year ended December 31, 2018, compared to $26.8 million in 2017. This increase in noninterest expense was due primarily to our branch expansion over the past year. Salaries and employee benefits expense increased due to increased staffing in support of the new branches and development of new products, as well as standard salary increases. Higher occupancy and equipment expenses reflect our recently opened branch locations, while the increase in other general and administrative expenses also reflects the growth in the Company's operations.

The Company's federal income tax provision was $622,000 for the quarter ended December 31, 2018, compared to $707,000 for the quarter ended September 30, 2018, and $2.3 million for the quarter ended December 31, 2017. The primary reason for the change in the 2018 periods compared to the quarter ended December 31, 2017, was the reduction in the federal corporate income tax rate from 35% to 21% in 2018 due to the Tax Act. In addition, during the quarter ended December 31, 2017, the Company recorded a charge of

$807,000 through its federal income tax provision relating to changes to the Company's net deferred tax asset valuation as a result of the Tax Act's reduction in the federal corporate income tax rate.

 For the year ended December 31, 2018, the Company's federal income tax provision totaled $3.7 million on income before federal income tax provision of $18.6 million, compared to $4.9 million on pretax income of $13.4 million for the year ended December 31, 2017. The Company's federal income tax provision in 2018 benefited from the reduction in the federal corporate income tax rate, as well as from stock option exercises that occurred at prices higher than originally estimated, resulting in higher allowable expense recognition for tax purposes.

First Financial Northwest, Inc. is the parent company of First Financial Northwest Bank; an FDIC insured Washington State-chartered commercial bank headquartered in Renton, Washington, serving the Puget Sound Region through 10 full-service banking offices. The Bank expects to open its eleventh branch location at Kent Station in the first quarter of 2019. We are a part of the ABA NASDAQ Community Bank Index and the Russell 3000 Index. For additional information about us, please visit our website at ffnwb.com and click on the "Investor Relations" link at the bottom of the page.

Forward-looking statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2019 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

Assets	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Three Month Change	One Year Change

Cash on hand and in banks	$8,122	$7,167	$9,189	13.3%	(11.6)%
Interest-earning deposits	8,888	19,094	6,942	(53.5)	28.0
Investments available-for-sale, at fair value	142,170	140,868	132,242	0.9	7.5
Loans receivable, net of allowance of $13,347, $13,116, and $12,882, respectively	1,022,904	995,557	988,662	2.7	3.5
Federal Home Loan Bank ("FHLB") stock, at cost	7,310	7,410	9,882	(1.3)	(26.0)
Accrued interest receivable	4,068	4,664	4,084	(12.8)	(0.4)
Deferred tax assets, net	1,844	2,092	1,211	(11.9)	52.3
Other real estate owned ("OREO")	483	483	483	0.0	0.0
Premises and equipment, net	21,331	21,277	20,614	0.3	3.5
Bank owned life insurance ("BOLI")	29,841	29,745	29,027	0.3	2.8
Prepaid expenses and other assets	3,458	4,460	5,738	(22.5)	(39.7)
Goodwill	889	889	889	0.0	0.0
Core deposit intangible	1,116	1,153	1,266	(3.2)	(11.8)
Total assets	$1,252,424	$1,234,859	$1,210,229	1.4%	3.5%

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing deposits	$46,108	$51,180	$45,434	(9.9)%	1.5%
Interest-bearing deposits	892,924	865,099	794,068	3.2	12.4
Total deposits	939,032	916,279	839,502	2.5	11.9
Advances from the FHLB	146,500	149,000	216,000	(1.7)	(32.2)
Advance payments from borrowers for taxes and insurance	2,933	4,737	2,515	(38.1)	16.6
Accrued interest payable	478	541	326	(11.6)	46.6
Other liabilities	9,743	9,589	9,252	1.6	5.3
Total liabilities	1,098,686	1,080,146	1,067,595	1.7%	2.9%

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized
10,000,000 shares; no shares issued or outstanding	$-	$-	$-
Common stock, $0.01 par value; authorized
90,000,000 shares; issued and outstanding 10,710,656 shares at December 31, 2018, 10,914,556 shares at September 30, 2018, and
10,748,437 shares at December 31, 2017	107	109	107	(1.8)%	0.0%
Additional paid-in capital	93,773	96,664	94,173	(3.0)	(0.4)
Retained earnings, substantially restricted	66,343	65,004	54,642	2.1	21.4
Accumulated other comprehensive loss, net of tax	(2,253)	(2,550)	(928)	(11.6)	142.8
Unearned Employee Stock Ownership Plan ("ESOP") shares	(4,232)	(4,514)	(5,360)	(6.2)	(21.0)
Total stockholders' equity	153,738	154,713	142,634	(0.6)	7.8
Total liabilities and stockholders' equity	$1,252,424	$1,234,859	$1,210,229	1.4%	3.5%

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Quarter Ended
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Three Month Change	One Year Change
Interest income
Loans, including fees	$13,024	$12,631	$12,269	3.1%	6.2%
Investments available-for-sale	1,124	1,063	903	5.7	24.5
Interest-earning deposits with banks	61	59	43	3.4	41.9
Dividends on FHLB Stock	115	135	85	(14.8)	35.3
Total interest income	14,324	13,888	13,300	3.1	7.7
Interest expense
Deposits	3,595	2,912	2,117	23.5	69.8
FHLB advances	726	917	795	(20.8)	(8.7)
Total interest expense	4,321	3,829	2,912	12.8	48.4
Net interest income	10,003	10,059	10,388	(0.6)	(3.7)
Provision (recapture of provision) for loan losses	200	200	(1,200)	0.0	(116.7)
Net interest income after provision (recapture of provision) for loan losses	9,803	9,859	11,588	(0.6)	(15.4)

Noninterest income
Net gain (loss) on sale of investments	-	1	(670)	(100.0)	(100.0)
BOLI income	96	245	133	(60.8)	(27.8)
Wealth management revenue	211	145	220	45.5	(4.1)
Deposit related fees	178	167	169	6.6	5.3
Loan related fees	235	273	356	(13.9)	(34.0)
Other	8	10	3	(20.0)	166.7
Total noninterest income	728	841	211	(13.4)	245.0

Noninterest expense
Salaries and employee benefits	4,977	4,732	4,673	5.2	6.5
Occupancy and equipment	871	814	721	7.0	20.8
Professional fees	415	353	430	17.6	(3.5)
Data processing	361	356	326	1.4	10.7
OREO related expenses (reimbursements), net	3	1	(81)	200.0	(103.7)
Regulatory assessments	111	126	161	(11.9)	(31.1)
Insurance and bond premiums	88	95	97	(7.4)	(9.3)
Marketing	75	85	68	(11.8)	10.3
Other general and administrative	845	639	674	32.2	25.4
Total noninterest expense	7,746	7,201	7,069	7.6	9.6
Income before federal income tax provision	2,785	3,499	4,730	(20.4)	(41.1)
Federal income tax provision	622	707	2,324	(12.0)	(73.2)
Net income	$2,163	$2,792	$2,406	(22.5)%	(10.1)%

Basic earnings per share	$0.21	$0.27	$0.24
Diluted earnings per share	$0.21	$0.27	$0.23

Weighted average number of common shares outstanding	10,385,612	10,356,994	10,184,804
Weighted average number of diluted shares outstanding	10,484,350	10,468,802	10,313,114

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Year Ended December 31,
	2018	2017	2016	One Year Change	Two Year Change
Interest income
Loans, including fees	$51,127	$43,607	$38,218	17.2%	33.8%
Investments available-for-sale	4,126	3,504	3,054	17.8	35.1
Interest-earning deposits with banks	202	237	235	(14.8)	(14.0)
Dividends on FHLB Stock	458	296	202	54.7	126.7
Total interest income	55,913	47,644	41,709	17.4	34.1
Interest expense
Deposits	11,218	7,517	6,101	49.2	83.9
FHLB advances	3,520	2,505	1,406	40.5	150.4
Total interest expense	14,738	10,022	7,507	47.1	96.3
Net interest income	41,175	37,622	34,202	9.4	20.4
(Recapture of provision) provision for loan losses	(4,000)	(400)	1,300	900.0	(407.7)
Net interest income after (recapture of provision) provision for loan losses	45,175	38,022	32,902	18.8	37.3

Noninterest income
Net (loss) gain on sale of investments	(20)	(567)	50	(96.5)	(140.0)
BOLI	814	623	844	30.7	(3.6)
Wealth management revenue	611	919	813	(33.5)	(24.8)
Deposit related fees	681	446	261	52.7	160.9
Loan related fees	768	776	671	(1.0)	14.5
Other	24	11	12	118.2	100.0
Total noninterest income	2,878	2,208	2,651	30.3	8.6

Noninterest expense
Salaries and employee benefits	19,302	17,773	15,377	8.6	25.5
Occupancy and equipment	3,283	2,506	1,984	31.0	65.5
Professional fees	1,538	1,809	1,979	(15.0)	(22.3)
Data processing	1,392	1,457	911	(4.5)	52.8
OREO related expenses (reimbursements), net	7	(67)	294	(110.4)	(97.6)
Regulatory assessments	502	491	420	2.2	19.5
Insurance and bond premiums	443	399	349	11.0	26.9
Marketing	344	270	194	27.4	77.3
Other general and administrative	2,650	2,171	1,441	22.1	83.9
Total noninterest expense	29,461	26,809	22,949	9.9	28.4
Income before federal income tax provision	18,592	13,421	12,604	38.5	47.5
Federal income tax provision	3,693	4,942	3,712	(25.3)	(0.5)
Net income	$14,899	$8,479	$8,892	75.7%	67.6%

Basic earnings per share	$1.44	$0.82	$0.75
Diluted earnings per share	$1.43	$0.81	$0.74

Weighted average number of common shares outstanding	10,306,835	10,289,049	11,868,278
Weighted average number of diluted shares outstanding	10,424,187	10,437,449	12,028,428

The following table presents a breakdown of our loan portfolio (unaudited):
	December 31, 2018		September 30, 2018		December 31, 2017
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial real estate:
Residential:
Micro-unit apartments	$14,076	1.3%	$14,141	1.3%	$7,020	0.6%
Other multifamily	155,279	13.8	162,380	14.7	177,882	16.3
Total multifamily	169,355	15.1	176,521	16.0	184,902	16.9

Non-residential:
Office	100,495	8.9	96,542	8.8	112,327	10.2
Retail	131,222	11.7	139,085	12.6	129,875	11.9
Mobile home park	16,003	1.4	15,649	1.4	19,970	1.8
Warehouse	25,398	2.3	22,252	2.0	22,701	2.1
Storage	32,462	2.9	32,625	3.0	32,201	2.9
Other non-residential	68,239	6.1	54,332	4.9	44,768	4.1
Total non-residential	373,819	33.3	360,485	32.7	361,842	33.0

Construction/land development:
One-to-four family residential	86,604	7.7	84,912	7.7	87,404	8.0
Multifamily	83,642	7.4	80,607	7.3	108,439	9.9
Commercial	18,300	1.6	21,385	2.0	5,325	0.5
Land	6,740	0.7	7,113	0.7	36,405	3.3
Total construction/land development	195,286	17.4	194,017	17.7	237,573	21.7

One-to-four family residential:
Permanent owner occupied	194,141	17.3	184,698	16.8	148,304	13.6
Permanent non-owner occupied	147,825	13.2	143,226	13.0	130,351	11.9
Total one-to-four family residential	341,966	30.5	327,924	29.8	278,655	25.5

Business
Aircraft	11,058	1.0	10,172	0.9	12,491	1.1
Other business	19,428	1.7	19,483	1.8	10,596	1.0
Total business	30,486	2.7	29,655	2.7	23,087	2.1

Consumer	12,970	1.0	12,419	1.1	9,133	0.8
Total loans	1,123,882	100.0%	1,101,021	100.0%	1,095,192	100.0%
Less:
Loans in Process ("LIP")	86,453		91,232		92,498
Deferred loan fees, net	1,178		1,116		1,150
ALLL	13,347		13,116		12,882
Loans receivable, net	$1,022,904		$995,557		$988,662

Concentrations of credit: (1)
Construction loans as % of total capital	81.9%		77.1%		108.6%
Total non-owner occupied commercial real estate as % of total capital	451.8%		454.5%		514.0%

(1) Concentrations of credit percentages are for First Financial Northwest Bank only using classifications in accordance with FDIC guidelines

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

	At or For the Quarter Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2018	2018	2018	2018	2017

Performance Ratios:
Return on assets	0.69%	0.90%	1.01%	2.28%	0.80%
Return on equity	5.54	7.17	8.28	19.16	6.70
Dividend payout ratio	38.10	29.63	26.67	10.47	29.17
Equity-to-assets ratio	12.28	12.53	12.46	12.13	11.79
Tangible equity ratio	12.13	12.38	12.31	11.98	11.63
Net interest margin	3.41	3.46	3.50	3.88	3.65
Average interest-earning assets to average interest-bearing liabilities	114.27	115.20	114.21	113.46	113.32
Efficiency ratio	72.18	66.06	69.38	60.42	66.69
Noninterest expense as a percent of average total assets	2.49	2.33	2.44	2.34	2.34
Book value per share	$14.35	$14.17	$13.97	$13.80	$13.27
Tangible book value per share	14.17	13.99	13.78	13.60	13.07

Capital Ratios: (1)
Tier 1 leverage ratio	10.37%	10.37%	10.22%	10.44%	10.20%
Common equity tier 1 capital ratio	13.43	13.58	13.21	13.13	12.52
Tier 1 capital ratio	13.43	13.58	13.21	13.13	12.52
Total capital ratio	14.68	14.83	14.47	14.38	13.77

Asset Quality Ratios: (2)
Nonperforming loans as a percent of total loans	0.07%	0.05%	0.02%	0.02%	0.02%
Nonperforming assets as a percent of total assets	0.10	0.08	0.05	0.05	0.05
ALLL as a percent of total loans	1.29	1.30	1.27	1.31	1.28
Net (recoveries) charge-offs to average loans receivable, net	(0.00)	(0.02)	(0.00)	(0.43)	(0.20)

Allowance for Loan Losses:
ALLL, beginning of the quarter	$13,116	$12,754	$13,136	$12,882	$12,110
Provision (Recapture of provision)	200	200	(400)	(4,000)	(1,200)
Charge-offs	-	-	-	-	-
Recoveries	31	162	18	4,254	1,972
ALLL, end of the quarter	$13,347	$13,116	$12,754	$13,136	$12,882
(1) Capital ratios are for First Financial Northwest Bank only.
(2) Loans are reported net of undisbursed funds.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures (continued)
(Dollars in thousands)
(Unaudited)

	At or For the Quarter Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2018	2018	2018	2018	2017

Yields and Costs:
Yield on loans	5.13%	5.05%	5.00%	5.37%	5.05%
Yield on investments available-for-sale	3.17	3.00	2.87	2.65	2.52
Yield on interest-earning deposits	2.27	1.92	1.48	1.32	1.23
Yield on FHLB stock	6.63	6.27	4.21	4.40	3.42
Yield on interest-earning assets	4.88%	4.77%	4.70%	4.98%	4.67%

Cost of interest-bearing deposits	1.61%	1.40%	1.22%	1.15%	1.08%
Cost of FHLB advances	2.12	2.05	1.92	1.66	1.46
Cost of interest-bearing liabilities	1.68%	1.52%	1.37%	1.25%	1.16%

Cost of total deposits	1.53%	1.31%	1.15%	1.09%	1.02%
Cost of funds	1.61	1.44	1.30	1.20	1.11

Average Balances:
Loans	$1,006,905	$993,272	$997,059	$985,799	$963,097
Investments available-for-sale	140,568	140,584	141,035	142,236	141,962
Interest-earning deposits	10,653	12,223	11,927	11,717	13,843
FHLB stock	6,886	8,540	10,004	9,593	9,859
Total interest-earning assets	$1,165,012	$1,154,619	$1,160,025	$1,149,345	$1,128,761

Interest-bearing deposits	$883,672	$825,055	$801,852	$804,451	$780,671
FHLB advances	135,886	177,250	213,857	208,544	215,418
Total interest-bearing liabilities	$1,019,558	$1,002,305	$1,015,709	$1,012,995	$996,089
Noninterest-bearing deposits	47,580	53,982	50,145	46,071	46,029
Total deposits and borrowings	$1,067,138	$1,056,287	$1,065,854	$1,059,066	$1,042,118

Average assets	$1,236,460	$1,225,189	$1,229,341	$1,218,418	$1,199,774
Average stockholders' equity	154,958	154,444	150,243	144,786	142,390

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	At or For the Year Ended December 31,
	2018	2017	2016	2015	2014

Performance Ratios:
Return on assets	1.21%	0.76%	0.88%	0.96%	1.17%
Return on equity	9.86	5.94	5.55	5.15	5.85
Dividend payout ratio	21.53	32.93	32.02	35.57	27.73
Equity-to-assets	12.28	11.79	13.31	17.42	19.36
Tangible equity ratio	12.13	11.63	13.31	17.42	19.36
Net interest margin	3.56	3.60	3.60	3.38	3.77
Average interest-earning assets to average interest-bearing liabilities	114.28	114.07	117.11	120.45	121.15
Efficiency ratio	66.88	67.31	62.27	62.66	56.37
Noninterest expense as a percent of average total assets	2.40	2.42	2.27	2.07	2.03
Book value per share	$14.35	$13.27	$12.63	$12.40	$11.96
Tangible book value per share	14.17	13.07	12.63	12.40	11.96

Capital Ratios: (1)
Tier 1 leverage ratio	10.37%	10.20%	11.17%	11.61%	11.79%
Common equity tier 1 capital ratio	13.43	12.52	14.38	16.36	n/a
Tier 1 capital ratio	13.43	12.52	14.38	16.36	18.30
Total capital ratio	14.68	13.77	15.63	17.62	19.56

Asset Quality Ratios: (2)
Nonperforming loans as a percent of total loans	0.07%	0.02%	0.10%	0.16%	0.20%
Nonperforming assets as a percent of total assets	0.10	0.05	0.31	0.48	1.13
ALLL as a percent of total loans	1.29	1.28	1.32	1.36	1.55
Net charge-offs (recoveries) to average loans receivable, net	(0.45)	(0.27)	(0.02)	(0.18)	0.06

Allowance for Loan Losses:
ALLL, beginning of the year	$12,882	$10,951	$9,463	$10,491	$12,994
Provision (recapture of provision)	(4,000)	(400)	1,300	(2,200)	(2,100)
Charge-offs	-	-	(83)	(362)	(642)
Recoveries	4,465	2,331	271	1,534	239
ALLL, end of the year	$13,347	$12,882	$10,951	$9,463	$10,491
(1) Capital ratios are for First Financial Northwest Bank only.
(2) Loans are reported net of undisbursed funds.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures (continued)
(Dollars in thousands)
(Unaudited)

	At or For the Year Ended December 31,
	2018	2017	2016	2015	2014

Yields and Costs:
Yield on loans	5.13%	4.96%	4.99%	5.18%	5.37%
Yield on investments available-for-sale	2.92	2.61	2.31	1.84	1.74
Yield on interest-earning deposits	1.74	1.07	0.52	0.26	0.25
Yield on FHLB stock	5.24	3.32	2.62	1.06	0.10
Yield on interest-earning assets	4.83	4.57	4.39	4.13	4.50

Cost of deposits	1.35%	1.04%	0.94%	0.89%	0.87%
Cost of FHLB advances	1.92	1.30	0.86	0.95	0.91
Cost of interest-bearing liabilities	1.46%	1.10%	0.92%	0.90%	0.88%

Cost of total deposits	1.28%	0.99%	0.90%	0.86%	0.85%
Cost of funds	1.39	1.05	0.89	0.88	0.87

Average Balances:
Loans	$995,810	$878,449	$765,948	$667,739	$675,353
Investments available-for-sale	141,100	134,105	132,372	121,893	131,474
Interest-earning deposits	11,628	22,194	45,125	104,476	46,776
FHLB stock	8,748	8,914	7,714	6,527	6,899
Total interest-earning assets	$1,157,286	$1,043,662	$951,159	$900,635	$860,502

Deposits	$828,965	$722,666	$648,324	$614,185	$581,435
FHLB advances	183,667	192,227	163,893	133,527	128,839
Total interest-bearing liabilities	$1,012,632	$914,893	$812,217	$747,712	$710,274
Noninterest-bearing deposits	49,461	39,127	27,596	23,509	11,022
Total deposits and borrowings	$1,062,093	$954,020	$839,813	$771,221	$721,296

Average assets	$1,227,396	$1,108,656	$1,010,243	$958,154	$910,448
Average stockholders' equity	151,145	142,647	160,192	177,904	182,598

Non-GAAP Financial Measures

In addition to financial results presented in accordance with generally accepted accounting principles utilized in the United States ("GAAP"), this earnings release contains non-GAAP financial measures of the tangible equity ratio and tangible book value. The Company's intangible assets consist of goodwill and core deposit intangible. Tangible equity is calculated by subtracting intangible assets from total stockholder's equity. Tangible assets is calculated by subtracting intangible assets from total assets. The tangible equity ratio is tangible equity divided by tangible assets. Tangible book value per share is calculated by dividing tangible equity by the number of common shares outstanding. The Company believes that these non-GAAP measures provide a more consistent presentation of our capital and facilitate peer comparison that is desired by investors.

Non-GAAP financial measures have limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation and are not a substitute for other measures in this earnings release that are presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation between the GAAP and non-GAAP measures. All financial measures reported for periods prior to December 31, 2017, are considered GAAP financial measures:

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017

Total stockholders' equity	$153,738	$154,713	$152,554	$148,755	$142,634
Less:
Goodwill	889	889	889	889	889
Core deposit intangible	1,116	1,153	1,191	1,228	1,266
Tangible equity	$151,733	$152,671	$150,474	$146,638	$140,479

Total assets	1,252,424	1,234,859	1,224,065	1,226,358	1,210,229
Less:
Goodwill	889	889	889	889	889
Core deposit intangible	1,116	1,153	1,191	1,228	1,266
Tangible assets	$1,250,419	$1,232,817	$1,221,985	$1,224,241	$1,208,074

Common shares outstanding at period end	10,710,656	10,914,556	10,916,556	10,779,424	10,748,437

Equity to assets ratio	12.28%	12.53%	12.46%	12.13%	11.79%
Tangible equity ratio	12.13	12.38	12.31	11.98	11.63
Book value per share	$14.35	$14.17	$13.97	$13.80	$13.27
Tangible book value per share	14.17	13.99	13.78	13.60	13.07